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                          THIRD AMENDED AND RESTATED
              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
               OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                          MERCANTILE BANCORPORATION INC.

       I, Michael T. Normile, Senior Vice President, Finance and Control of Mercantile Bancorporation Inc., a corporation organized and existing under the General and Business Corporations Law of the State of Missouri ("MBI"), in accordance with the provisions of Section 351.180.7 thereof, DO HEREBY
CERTIFY:

       That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of MBI and Section 1 of the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, adopted by the Board on May 23, 1988, the said Board of Directors on February 19, 1997, adopted a resolution increasing the number of authorized Series A Junior Participating Preferred Shares from 1,000,000 to 2,000,000, and approving the form of this Third Amended and Restated Certificate of Designation; and

       That, as amended and restated, the designation and amount of Series A Junior Participating Preferred Shares, the powers, preferences, and relative, participating, optional and other special rights of said shares, and the qualifications, limitations, or restrictions thereof, shall be as follows:

       Section 1.  Designation and Amount.  There shall be a series of the
                   ----------------------
voting preferred stock of the Company which shall be designated as the "Series A Junior Participating Preferred Stock," no par value, and the number of shares constituting such series shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

       Section 2.  Dividends and Distributions.
                   ---------------------------

       (a) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, $0.01 par value (the "Common Stock"), of MBI and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event MBI shall at any time after May 23, 1988 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A

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       Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (b) MBI shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

       (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

       Section 3.  Voting Rights.  The holders of shares of Series A Junior
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Participating Preferred Stock shall have the following voting rights:

       (a) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Company.

       (b) Except as otherwise provided herein, in MBI's Articles of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of MBI having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of MBI.

       (c) Except as otherwise set forth herein or in MBI's Articles of Incorporation, and except as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

       Section 4.  Certain Restrictions.
                   --------------------

       (a) Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, MBI shall not:

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               (i)    declare or pay dividends on, make any other
               distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) except as permitted in Section 4(a)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that MBI may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of MBI ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; and

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

       (b) MBI shall not permit any subsidiary of MBI to purchase or otherwise acquire for consideration any shares of stock of MBI unless MBI could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

       Section 5.  Reacquired Shares.  Any shares of Series A Junior
                   -----------------
Participating Preferred Stock purchased or otherwise acquired by MBI in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. MBI shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

       Section 6.  Liquidation, Dissolution or Winding Up.
                   --------------------------------------

       (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of MBI, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the

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       Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

       (b) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

       (c) In the event MBI shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

       Section 7.  Consolidation, Merger, etc.  In case MBI shall enter into
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any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event MBI shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

       Section 8.  Redemption.  The shares of Series A Junior Participating
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Preferred Stock shall not be redeemable.

       Section 9.  Ranking.  The Series A Junior Participating Preferred
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Stock shall rank junior to all other series of MBI's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

       Section 10.  Fractional Shares.  Series A Junior Participating
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Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

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       IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm and acknowledge the foregoing as true under the penalties of perjury this 14th day of May, 1997.


                                       /s/ Michael T. Normile
                                       ---------------------------------------
                                       Michael T. Normile
                                       Senior Vice President,
                                              Finance and Control
                                       Mercantile Bancorporation Inc.


STATE OF MISSOURI  )
                   ) ss
CITY OF ST. LOUIS  )

       On this 14th day of May, 1997, before me, a Notary Public in and for the State of Missouri, personally appeared Michael T. Normile, Senior Vice President, Finance and Control of Mercantile Bancorporation Inc., known to me to be the person who executed the foregoing Certificate of Designation and acknowledged to me that he executed the same pursuant to authority given by the Board of Directors of such corporation as their free and voluntary act, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.


                                       /s/ Harlon Keel
                                       ---------------------------------------
                                       Notary Public


My Commission expires:

              1/29/2000
-------------------------------------
0692Q.HDK

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